Exhibit 99.1


[BUNGLE LOGO]                       Investor Contact:  Mark Haden
                                                       Bunge Limited
                                                       914-684-3398
                                                       Mark.Haden@Bunge.com

                                       Media Contact:  Stewart Lindsay
                                                       Bunge Limited
                                                       1-914-684-3369
                                                       Stewart.Lindsay@Bunge.com

                    Bunge Reports Third Quarter 2006 Results


White Plains, NY - October 26, 2006 - Bunge Limited (NYSE:BG).


  >> Financial Highlights


(In millions, except per share data and percentages)
---------------------------------------------------------------------------------------------------------------------------
                                         Quarter Ended             Percent        Nine Months Ended           Percent
                                      9/30/06       9/30/05        Change       9/30/06       9/30/05         Change
---------------------------------------------------------------------------------------------------------------------------
Volumes (metric tons)                    30.8          29.7           3%           86.2          87.8          (2)%
Net sales                             $ 6,965       $ 6,248          11%        $18,591       $17,624           5%
Total segment operating profit(1)     $   179       $   151          19%        $   251       $   467         (46)%
Net income                            $   169       $   170          (1)%       $   257       $   381         (33)%
Earnings per share - diluted          $  1.40       $  1.41          (1)%       $  2.13       $  3.18         (33)%
---------------------------------------------------------------------------------------------------------------------------


Bunge's results included certain gains and charges that may be of interest to investors. In the quarter ended September 30, 2006, the net charges totaled $(18) million, or $(0.15) per share. For the nine months ended September 30, 2006, the net charges totaled $(32) million, or $(0.27) per share. In the quarter ended September 30, 2005, the gains totaled $43 million, or $0.35 per share, and for the nine months ended September 30, 2005, the gains totaled $89 million, or $0.73 per share. Additional information is provided in the attached schedule titled "Additional Financial Information."




--------------------------

(1) Total segment operating profit is the consolidated segment operating profit of Bunge's segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation to income from operations before income tax, is included in the tables attached to this press release.

  >> Overview

Alberto Weisser, Bunge's Chairman and Chief Executive Officer stated: "The environment for our business began to improve in the third quarter. Bunge's operating results were substantially better when compared to a weak first half and were stronger than in the same quarter last year. We expect improvement in business conditions to continue as we move into 2007.

"Processing margins in Argentina rose as the industry reduced soy crushing volumes in the country. Our earlier closure of five oilseed processing facilities benefited results and improved capacity utilization in Brazil. Lower inventories, cost reductions in local currency and enhanced foreign exchange hedging helped profitability in fertilizer, although that business is improving more slowly than expected. Government financial assistance, a more stable real and increases in crop prices helped spur farmer selling in Brazil.

"Recent improvements in global prices for agricultural commodities are a positive indicator for farmers. Better prices in Brazil should stimulate farmer selling of existing crops and create incentives for expanding production. Although this season's plantings and fertilizer sales will be lower in Brazil when compared to 2005, in time these positive forces will influence crop production and demand for inputs, including fertilizer.

"Increased demand for our core products created by biofuel production is an important contributor to positive industry fundamentals. As biofuel production capacity increases this demand should grow. To date we have announced eight joint-venture investments in biodiesel and ethanol in the U.S. and Europe. We are breaking ground on an ethanol plant in Vicksburg, Mississippi this morning.

"Today Bunge's share of biofuel production from these ventures is 50 million gallons per year. This should rise to over 300 million gallons per year in the next two years as capacity comes on stream. More importantly, the total biofuel production from these joint ventures should exceed one billion gallons per year, for which Bunge will supply most of the raw materials.

"We continue to invest in improving Bunge's global footprint to capitalize on the overall trends that drive our industry. During the third quarter we finalized the purchase of our second soy crushing plant in China. This week we announced a project to expand capacity at our crushing plant in Council Bluffs, Iowa. The expansion will make the plant the largest in the U.S. and enhance our strong position supplying customers in the western U.S. and Mexico.

  >> Third Quarter Results

Agribusiness

Results in the quarter improved significantly over a weak first half of the year, and also improved compared to the same period last year.

Higher margins in Brazil and Argentina more than offset lower volumes. Benefits from prior restructuring actions reduced the effects of a stronger Brazilian real on local currency operating costs when translated into U.S. dollars. The average real-U.S. dollar exchange rate strengthened 8% when compared to the third quarter of 2005. Results continued to be strong in North America and Europe. SG&A increased primarily due to higher bad debt and increased employee related costs.

Fertilizer

Results improved due to increased margins and improved foreign currency hedging, which offset the impact of a stronger real on margins and costs. Sales volume was slightly lower. Prior cost reduction measures also benefited results.

Edible Oil Products

Strong results were primarily due to increased volumes and margins in Europe. Margins benefited from lower seed costs, better distribution and brand positioning. Strong Brazil edible oils results, driven principally by higher volume, more than offset lower results in North America. Increased oil shipments to biodiesel processors in the U.S. positively affected margins.

Milling Products

Results in the quarter were slightly less than last year's strong performance. Wheat milling benefited from higher volumes and margins, but was offset by volume and margin declines in corn milling.

Financial Costs

Interest expense increased primarily due to higher short-term interest rates and higher average debt balances.

Income Taxes

Income tax expense for the third quarter of 2006 includes a charge of $21 million relating to a reversal of certain tax benefits on U.S. foreign sales recorded from 2001 to 2005. Excluding this item, the effective tax rate for the nine months ended September 30, 2006 was 4%. Bunge's income tax expense for the nine months ended September 30, 2005 reflected a $38 million reduction in its deferred tax valuation allowances. Excluding this item, the effective tax rate for the nine months ended September 30, 2005 was 24%.

The decrease in the effective tax rate for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005 was primarily due to the decline in income from operations before income tax in subsidiaries that are in tax jurisdictions with higher income tax rates. In addition, higher earnings in lower tax jurisdictions and the effects of a legal restructuring completed in 2005 also contributed to the lower effective tax rate.

Minority Interest

Minority interest expense decreased when compared to 2005 due to lower earnings at Fosfertil.

Cash Flow and Net Financial Debt(2)

Net financial debt and readily marketable inventories at September 30, 2006 increased $962 million, and $587 million, respectively, from December 31, 2005, primarily due to normal seasonally higher levels of grain and fertilizer inventory. Net financial debt less readily marketable inventories at September 30, 2006 was only marginally higher than at the same date last year.

Cash flow used by operations was $548 million for the nine months ended September 30, 2006 compared to $50 million used by operations in the nine months ended September 30, 2005. Lower net income and increases in working capital contributed to the decline in cash flow from operations. The increase in working capital is primarily attributable to higher prices for agricultural commodities, a higher level of soybean purchases in Brazil and a positive carrying structure in the market for agricultural commodities. Generally, during periods when commodity prices are high, operations require increased levels of working capital.


-----------------------

(2) Net financial debt is a non-GAAP financial measure and is not intended to replace total debt. A definition of net financial debt and the information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation of net financial debt to total debt, the most directly comparable GAAP measure, is included in the tables attached to this press release.

  >> Outlook

Bill Wells, Chief Financial Officer, stated, "We expect a solid fourth quarter. The fourth quarter is typically the strongest for North American and European agribusiness due to the harvest, while South American agribusiness slows down. Fertilizer sales are typically strong. Although market conditions in South America remain challenging, we feel the situation has stabilized and that we have adjusted our company to the current environment. Milling and edible oils should continue to perform well. Capital investments are coming on line and beginning to contribute to our results.

"Foreign currency hedging programs are working well. Net income effects of the stronger Brazilian real should be mitigated by our initiatives to improve margins, lower costs, decrease our effective tax rate and reduce exposure to the real throughout our business.

"Our 2006 guidance is as follows:

    o    Depreciation, Depletion and Amortization: $310 million to $320 million

    o Capital Expenditures (net of asset dispositions): $490 million to $510 million

    o $195 million to $215 million maintenance, safety and environmental capital expenditures

    o    Tax Rate (includes $21 million charge in third quarter): 6% to 10%

    o    Joint Venture Earnings: $40 million to $45 million.


"Our guidance assumes the following:

    o    Stable currencies in South America and Europe

    o    Normal crops

    o    Stable international fertilizer prices

    o    Lower Brazilian retail fertilizer market sales when compared to 2005

"Based on these assumptions, our 2006 net income guidance is $425 million to $445 million, representing $3.50 to $3.67 per share. This fully diluted per share guidance is based on an estimated weighted average of 121.3 million shares outstanding, and includes all items year-to-date in the attached schedule titled "Additional Financial Information", totaling $(32) million, or $(0.27) per share. It also includes $17 million, or $0.14 per share, in the fourth quarter related to a gain on sale of assets and share-based compensation expense.

Conference Call and Webcast Details

Bunge Limited's management will host a conference call at 10:00 a.m. EDT on October 26 to discuss the company's results.

To listen to the conference call, please dial (800) 819-9193. If you are located outside of the United States, dial (913) 981-4911. Please dial in five to 10 minutes before the scheduled start time. When prompted, enter passcode number 2943833. The conference call will also be available live on the company's Web site at www.Bunge.com.

To access the webcast, click the "News and Information" link on the Bunge homepage then select "Webcasts and Upcoming Events". Click the link for the "Q3 2006 Bunge Limited Conference Call," and follow the prompts to join the call. Please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay of the call will be available beginning at 1:00 p.m. EDT on October 26, 2006 and continuing through 1:00 p.m. EST on November 26, 2006. To listen to the replay, please dial (888) 203-1112, or, if located outside of the United States, dial (719) 457-0820. When prompted, enter passcode number 2943833. A rebroadcast of the conference call will also be available on the company's Web site. To locate the rebroadcast on the Web site, click the "News and Information" link on the Bunge homepage then select "Audio Archives" from the left-hand menu. Select the link for the "Q3 2006 Bunge Limited Conference Call." Follow the prompts to access the replay.


About Bunge Limited

Bunge Limited (www.Bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has over 22,000 employees and locations in 32 countries. Bunge is the world's leading oilseed processor, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.


Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

                        Additional Financial Information

The following table provides a summary of certain gains and charges that may be of interest to investors. The table includes a description of these items and their effect on total segment operating profit, income from operations before income tax, net income and earnings per share for the quarter and nine months ended September 30, 2006 and 2005.

------------------------------------------------------------------------------------------------------------------------------------
                                                              Income From
                                        Total Segment      Operations Before                                 Earnings Per
(In millions, except per share data)   Operating Profit       Income Tax           Net Income                Share Diluted
------------------------------------   ----------------    -----------------       ----------                -------------

Quarter Ended September 30:            2006       2005      2006       2005      2006       2005          2006           2005
                                       ----       ----      ----       ----      ----       ----          ----           ----
   Litigation settlement (1)           $  6       $ --      $  6       $ --      $  4       $ --         $ 0.03          $ --
   Incremental share-based
     compensation expense (2)            (2)        --        (2)        --        (1)        --          (0.01)           --
   Tax benefit reversal on U.S.
     foreign sales (3)                   --         --        --         --       (21)        --          (0.17)           --
   Reversal of income tax
     valuation allowance                 --         --        --         --        --         38             --           0.31
   Gain on sale of asset                 --         --        --          7        --          5             --           0.04
                                ----------------------------------------------------------------------------------------------------
          Total                        $  4       $ --      $  4       $  7      $(18)      $ 43         $(0.15)         $0.35
                                ====================================================================================================

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                              Income From
                                        Total Segment      Operations Before                                 Earnings Per
(In millions, except per share data)   Operating Profit       Income Tax           Net Income                Share Diluted
------------------------------------   ----------------    -----------------       ----------                -------------

Nine Months Ended September 30:        2006       2005      2006       2005      2006       2005          2006           2005
                                       ----       ----      ----       ----      ----       ----          ----           ----
Impairment and restructuring
  charges  (4)                         $(24)      $ --      $(24)      $ --      $(16)      $ --         $(0.13)         $ --
Reversal of social contribution/
  transactional tax provision (5)        12         14        12         14         6         10           0.05           0.08
Litigation settlement (1)                 6         --         6         --         4         --           0.03             --
Incremental share-based
  compensation expense (2)               (7)        --        (7)        --        (5)        --          (0.05)            --
Reversal of recoverable
  tax valuation allowance (6)            --         27        --         27        --         19             --           0.16
Value added tax credits                  --         28        --         28        --         17             --           0.14
Tax benefit reversal on U.S.
  foreign sales (3)                      --         --        --         --       (21)        --          (0.17)            --
Reversal of income tax
  valuation allowance                    --         --        --         --        --         38             --           0.31
Gain on sale of asset                    --         --        --          7        --          5             --           0.04
                                ----------------------------------------------------------------------------------------------------
               Total                   $(13)      $ 69      $(13)      $ 76      $(32)      $ 89         $(0.27)         $0.73
                                ====================================================================================================

------------------------------------------------------------------------------------------------------------------------------------


(1) In the quarter ended September 30, 2006, Bunge received a payment of $6 million in partial settlement of its litigation in Brazil against Centrais Eletricias Brasileiras S.A. (Eletrobras), of which $4 million was recognized in the agribusiness segment and $2 million in the edible oil products segment.

(2) In the quarter ended March 31, 2006, Bunge adopted Financial Accounting Standards No. 123R - Share Based Payments (SFAS No. 123R) and began expensing stock options. Prior to the adoption of SFAS No. 123R, Bunge accounted for stock-based compensation using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and Financial Accounting Standards Board (FASB) Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (FIN 28) with pro forma disclosure in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

(3) In the quarter ended September 30, 2006, Bunge recorded a charge of $21 million to income tax expense. This charge represents a correction of certain tax benefits recognized from 2001 to 2005 related to income tax incentives under the Foreign Sales Corporation/Extraterritorial Income Exclusion provisions of the U.S. Internal Revenue Code.

(4) Impairment and restructuring charges in the nine months ended September 30, 2006 consisted of $20 million in the agribusiness segment, $2 million in the fertilizer segment and $2 million in the edible oil products segment.

(5) In the quarter ended June 30, 2006, Bunge received a favorable final ruling from the Brazilian tax court related to social contribution taxes improperly levied in prior years. As a result, Bunge's Brazilian fertilizer subsidiaries affected by this ruling reversed their provision related to this tax. The effect on net income is net of minority interest.

(6) Represents the reversal of the remaining Argentine recoverable tax valuation allowance in the agribusiness segment.

CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data and percentages)
(Unaudited)

                                                         Quarter Ended                             Nine Months Ended
                                                         September 30,                                September 30,
                                                --------------------------------   Percent   -----------------------------   Percent
                                                      2006            2005         Change         2006            2005       Change
                                                ------------------------------------------------------------------------------------
Net sales (Note 1)                                 $  6,965        $  6,248          11%       $  18,591        $ 17,624         5%
Cost of goods sold (Note 1)                          (6,480)         (5,841)         11%         (17,534)        (16,405)        7%
                                                -----------     -----------                  -----------     -----------
Gross profit                                            485             407          19%           1,057           1,219       (13)%
Selling, general and administrative expenses           (255)           (230)         11%            (700)           (669)        5%
Interest income                                          29              29          --%              87              78        12%
Interest expense                                        (41)            (41)         --%            (143)           (130)       10%
Interest expense on readily marketable
  inventories                                           (25)            (15)         67%             (51)            (33)       55%
Foreign exchange gain                                     7               3                           35              10
Other income (expense)-net (Note 2)                       3              11                            7              16
                                                -----------     -----------                  -----------     -----------
Income from operations before income tax                203             164          24%             292             491       (41)%
Income tax (expense) benefit                            (25)             18                          (33)            (78)      (58)%
                                                -----------     -----------                  -----------     -----------
Income from operations after income tax                 178             182          (2)%            259             413       (37)%
Minority interest                                       (19)            (22)        (14)%            (38)            (59)      (36)%
Equity in earnings of affiliates (Note 2)                10              10          --%              36              27        33%
                                                -----------     -----------                  -----------     -----------
Net income                                         $    169        $    170          (1)%         $  257         $   381       (33)%
                                                ===========     ===========                  ===========     ===========
Earnings per common share - diluted:

Net income per share - diluted                     $   1.40        $   1.41          (1)%         $ 2.13         $  3.18       (33)%
                                                ===========     ===========                  ===========     ===========

Weighted-average common shares
outstanding-diluted                             120,804,750     120,982,588                  120,760,305     120,863,053
                                                ===========     ===========                  ===========     ===========


--------------------------------------------------------------------------------
Note 1: Bunge has corrected its classification of interest on secured advances to suppliers by reclassifying amounts from cost of goods sold to net sales. The effect of this reclassification increased cost of goods sold and net sales by $22 million in the quarter ended September 30, 2005 and $75 million in the nine months ended September 30, 2005. This change does not affect gross profit, segment operating profit or net income.

Note 2: In the quarter ended March 31, 2006, Bunge reclassified certain earnings on investments in affiliates from other income (expense) - net to equity in earnings of affiliates. As a result, amounts for the quarter and nine months ended September 30, 2005 have been reclassified to conform to the quarter and nine months ended September 30, 2006 presentation.

CONSOLIDATED SEGMENT INFORMATION
(In millions, except volumes and percentages)
(Unaudited) (Note 1)

Set forth below is a summary of certain items in our consolidated statements of income and volumes by reportable segment.

                                                      Quarter Ended                         Nine Months Ended
                                                      September 30,                           September 30,
                                              --------------------------------  Percent   -------------------------    Percent
                                                    2006         2005           Change       2006         2005         Change
                                              --------------------------------------------------------------------------------------
Volumes (in thousands of metric tons):
Agribusiness                                       24,508       23,509            4%       72,317       73,964           (2)%
Fertilizer                                          4,069        4,125           (1)%       7,657        7,781           (2)%
Edible oil products                                 1,180        1,124            5%        3,255        3,150            3%
Milling products                                      995          966            3%        2,962        2,895            2%
                                              -----------    ---------                 ----------   ----------
        Total                                      30,752       29,724            3%       86,191       87,790           (2)%
                                              ===========    =========                 ==========   ==========

Net sales:
Agribusiness (Note 2)                            $  4,885     $  4,200           16%     $ 13,590     $ 12,773            6%
Fertilizer                                            883          946           (7)%       1,684        1,780           (5)%
Edible oil products                                   955          879            9%        2,603        2,440            7%
Milling products                                      242          223            9%          714          631           13%
                                              -----------    ---------                 ----------   ----------
        Total                                    $  6,965     $  6,248           11%     $ 18,591     $ 17,624            5%
                                              ===========    =========                 ==========   ==========

Gross profit:
Agribusiness                                     $    254     $    199           28%     $    513     $    647          (21)%
Fertilizer                                            114          107            7%          201          274          (27)%
Edible oil products                                    85           69           23%          245          204           20%
Milling products                                       32           32           --%           98           94            4%
                                              -----------    ---------                 ----------   ----------
        Total                                    $    485     $    407           19%     $  1,057     $  1,219          (13)%
                                              ===========    =========                 ==========   ==========

Selling, general and administrative expenses:
Agribusiness                                     $   (134)    $   (107)          25%     $   (356)    $   (322)          11%
Fertilizer                                            (52)         (52)          --%         (141)        (157)         (10)%
Edible oil products                                   (53)         (56)          (5)%        (156)        (151)           3%
Milling products                                      (16)         (15)           7%          (47)         (39)          21%
                                              -----------    ---------                 ----------   ----------
        Total                                    $   (255)    $   (230)          11%     $   (700)    $   (669)           5%
                                              ===========    =========                 ==========   ==========

Foreign exchange gain (loss):
Agribusiness                                     $     (2)    $      9                   $    (20)    $     35
Fertilizer                                             (3)          (4)                        38          (20)
Edible oil products                                    (1)           1                          2             1
Milling products                                       --           --                         --            (1)
                                              -----------    ---------                 ----------   ----------
        Total                                    $     (6)    $      6                   $     20     $      15
                                              ===========    =========                 ==========   ==========

Interest income:
Agribusiness                                     $      7     $      7           --%     $     20     $     19            5%
Fertilizer                                             13           15          (13)%          44           38           16%
Edible oil products                                     1            1           --%            2            3          (33)%
Milling products                                       --           --           --%            2            1          100%
                                              -----------    ---------                 ----------   ----------
        Total                                    $     21     $     23           (9)%    $     68     $     61           11%
                                              ===========    =========                 ==========   ==========

Interest expense:
Agribusiness                                     $    (53)    $    (41)          29%     $   (139)    $   (100)          39%
Fertilizer                                             (5)          (6)         (17)%         (28)         (29)          (3)%
Edible oil products                                    (6)          (7)         (14)%         (22)         (26)         (15)%
Milling products                                       (2)          (1)         100%           (5)          (4)          25%
                                              -----------    ---------                 ----------   ----------
        Total                                    $    (66)    $    (55)          20%     $   (194)    $   (159)          22%
                                              ===========    =========                 ==========   ==========

                                                      Quarter Ended                         Nine Months Ended
                                                      September 30,                           September 30,
                                              ------------------------------   Percent   -----------------------        Percent
                                                    2006         2005          Change       2006         2005           Change
                                              --------------------------------------------------------------------------------------
Segment operating profit:
Agribusiness                                     $  72       $  67                 7%        $  18       $ 279         (94)%
Fertilizer                                          67          60                12%          114         106           8%
Edible oil products                                 26           8               225%           71          31         129%
Milling products                                    14          16               (13)%          48          51          (6)%
                                                 -----       -----                           -----       -----
        Total (Note 3)                           $ 179       $ 151                19%        $ 251       $ 467         (46)%
                                                 =====       =====                           =====       =====


Income from operations before income tax :
  Segment operating profit                       $ 179       $ 151                           $ 251       $ 467
  Unallocated income - net (Note 4)                 24          13                              41          24
                                                 -----       -----                           -----       -----
Income from operations before income tax         $ 203       $ 164                           $ 292       $ 491
                                                 =====       =====                           =====       =====

Depreciation, depletion and amortization:
Agribusiness                                     $  31       $  27                15%        $  91       $  78          17%
Fertilizer                                          33          27                22%           97          76          28%
Edible oil products                                 14          12                17%           40          37           8%
Milling products                                     4           4                --%           11          10          10%
                                                 -----       -----                           -----       -----
        Total                                    $  82       $  70                17%        $ 239       $ 201          19%
                                                 =====       =====                           =====       =====





--------------------------------------------------------------------------------

Note 1: In the quarter ended March 31, 2006, Bunge reclassified certain product lines in its agribusiness segment to its edible oil products segment. As a result, amounts for the quarter and nine months ended September 30, 2005 have been reclassified to conform to the quarter and nine months ended September 30, 2006 presentation.

Note 2: Bunge has corrected its classification of interest on secured advances to suppliers by reclassifying amounts from cost of goods sold to net sales. The effect of this reclassification increased cost of goods sold and net sales by $22 million in the quarter ended September 30, 2005 and $75 million in the nine months ended September 30, 2005. This change does not affect gross profit, segment operating profit or net income.

Note 3: Total segment operating profit is the consolidated segment operating profit of all of Bunge's operating segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including the reconciliation to income from operations before income tax, is included under the caption "Reconciliation of Non-GAAP Measures".

Note 4: Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

                                                    September 30,    December 31,     September 30,
                                                        2006             2005             2005
                                                   ---------------  --------------   ---------------
                        ASSETS
Current assets:
  Cash and cash equivalents                              $   287          $   354          $   326
  Trade accounts receivable                                2,008            1,702            2,081
  Inventories                                              3,430            2,769            3,049
  Deferred income taxes                                      100              102              148
  Other current assets                                     1,979            1,637            1,715
                                                   ---------------  --------------   ---------------
Total current assets                                       7,804            6,564            7,319

Property, plant and equipment, net                         3,165            2,900            2,952
Goodwill                                                     189              176              194
Other intangible assets, net                                 123              132              184
Investments in affiliates                                    637              585              583
Deferred income taxes                                        569              462              359
Other non-current assets                                     734              627              612
                                                   ---------------  --------------   ---------------
Total assets                                             $13,221          $11,446          $12,203
                                                   ===============  ==============   ===============


           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt                                        $   771          $   411          $   552
  Current portion of long-term debt                          156              178              213
  Trade accounts payable                                   2,008            1,803            2,027
  Deferred income taxes                                       41               38              100
  Other current liabilities                                1,313            1,187            1,260
                                                   ---------------  --------------   ---------------
Total current liabilities                                  4,289            3,617            4,152

Long-term debt                                             3,114            2,557            2,875
Deferred income taxes                                        146              145              233
Other non-current liabilities                                577              576              594
Minority interest in subsidiaries                            381              325              331
Shareholders' equity                                       4,714            4,226            4,018
                                                   ---------------  --------------   ---------------
Total liabilities and shareholders' equity               $13,221          $11,446          $12,203
                                                   ===============  ==============   ===============


CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

                                                                                      Nine Months Ended
                                                                                        September 30,
                                                                                --------------------------------
                                                                                   2006               2005
                                                                                ------------      --------------
OPERATING ACTIVITIES
Net income                                                                         $   257           $   381
Adjustments to reconcile net income to cash used by operating activities:
  Foreign exchange gain on debt                                                        (93)             (177)
  Impairment of assets                                                                  20                --
  Bad debt expense                                                                      35                24
  Depreciation, depletion and amortization                                             239               201
  Increase (decrease) in the allowance for recoverable taxes                             1               (27)
  Deferred income taxes                                                                (50)              (80)
  Minority interest                                                                     38                59
  Equity in earnings of affiliates                                                     (36)              (27)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
  Trade accounts receivable                                                           (236)              (99)
  Inventories                                                                         (551)             (216)
  Prepaid commodity purchase contracts                                                (111)              (60)
  Advances to suppliers                                                                258               148
  Trade accounts payable                                                               113               (68)
  Advances on sales                                                                    (54)               39
  Accrued liabilities                                                                   30                 7
  Unrealized net (gain) loss on derivative contracts                                  (124)               74
  Other - net                                                                         (284)             (229)
                                                                                   -------           -------
Cash used by operating activities                                                     (548)              (50)

INVESTING ACTIVITIES
Payments made for capital expenditures                                                (315)             (342)
Investments in affiliates                                                              (68)               (2)
Acquisitions of businesses and other intangible assets                                 (29)              (29)
Return of capital from affiliate                                                        13                 7
Related party loan repayments                                                           19                13
Proceeds from sale of investments                                                       11                --
Proceeds from disposal of property, plant and equipment                                  8                10
                                                                                   -------           -------
Cash used for investing activities                                                    (361)             (343)

FINANCING ACTIVITIES
Net change in short-term debt                                                          339                11
Proceeds from long-term debt                                                           761             1,195
Repayments of long-term debt                                                          (213)             (845)
Proceeds from sale of common shares                                                     11                12
Dividends paid to shareholders                                                         (55)              (46)
Dividends paid to minority interest                                                    (15)              (51)
                                                                                   -------           -------
Cash provided by financing activities                                                  828               276
Effect of exchange rate changes on cash and cash equivalents                            14                11
                                                                                   -------           -------

Net decrease in cash and cash equivalents                                              (67)             (106)
Cash and cash equivalents, beginning of period                                         354               432
                                                                                   -------           -------
Cash and cash equivalents, end of period                                           $   287           $   326
                                                                                   =======           =======

Reconciliation of Non-GAAP Measures

This earnings release contains total segment operating profit, net financial debt and net financial debt less readily marketable inventories, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures.

Total Segment Operating Profit

Total segment operating profit, which is the consolidated segment operating profit of all of Bunge's operating segments, is Bunge's consolidated income from operations before income tax that includes an allocated portion of the foreign exchange gains and losses relating to debt financing operating working capital, including readily marketable inventories. Also included in total segment operating profit is an allocation of interest income and interest expense attributable to the financing of operating working capital.

Total segment operating profit is a non-GAAP financial measure and is not intended to replace income from operations before income tax, the most directly comparable GAAP financial measure. Total segment operating profit is a key performance measurement used by Bunge's management to evaluate whether operating activities cover the financing costs of its business. Bunge believes total segment operating profit is a more complete measure of its operating profitability, since it allocates foreign exchange gains and losses and the cost of debt financing working capital to the appropriate operating segments. Additionally, Bunge believes total segment operating profit assists investors by allowing them to evaluate changes in the operating results of its portfolio of businesses before non-operating factors that affect net income. Total segment operating profit is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to income from operations before income tax or any other measure of consolidated operating results under U.S. GAAP.

Below is a reconciliation of income from operations before income tax to total segment operating profit:

                                                          Quarter Ended                   Nine Months
                                                          September 30,                Ended September 30,
                                                      ---------------------           ---------------------
    (In millions)                                      2006            2005            2006            2005
                                                      -----           -----           -----           -----
    Income from operations before income tax          $ 203           $ 164           $ 292           $ 491
    Unallocated income - net (1)                        (24)            (13)            (41)            (24)
                                                      -----           -----           -----           -----
    Total segment operating profit                    $ 179           $ 151           $ 251           $ 467
                                                      =====           =====           =====           =====

    ---------------

    (1) Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

Net Financial Debt

Net financial debt is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents and marketable securities. Net financial debt is presented because management believes it represents a meaningful measure of Bunge's leverage capacity and solvency. Net financial debt is not a measure of solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Net financial debt less readily marketable inventories (RMI), or net financial debt less RMI, is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents, marketable securities and readily marketable inventories. Net financial debt less RMI is presented because management believes it represents a more complete picture of Bunge's leverage capacity and solvency since it adjusts for readily marketable inventories. Readily marketable inventories are agricultural inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms. Net financial debt less RMI is not a measure of leverage capacity and solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Below is a reconciliation of total long-term and short-term debt to net financial debt and to net financial debt less readily marketable inventories:

                                                                      September 30,    December 31,   September 30,
    (In millions)                                                         2006            2005            2005
    -------------                                                     -------------    ------------   -------------
    Short-term debt                                                      $  771          $  411          $  552
    Long-term debt, including current portion                             3,270           2,735           3,088
                                                                      -------------    ------------   -------------
    Total debt                                                            4,041           3,146           3,640
    Less:
      Cash and cash equivalents                                             287             354             326
      Marketable securities                                                   9               9              11
                                                                      -------------    ------------   -------------
    Net financial debt                                                    3,745           2,783           3,303
    Less: Readily marketable inventories                                  2,121           1,534           1,690
                                                                      -------------    ------------   -------------
    Net financial debt less readily marketable inventories               $1,624          $1,249          $1,613
                                                                      =============    ============   =============